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ATTENTION AIM FUNDS AND INVESCO FUNDS SHAREHOLDERS:

Beginning August 25, 2003 proxy materials for certain of the AIM Funds and INVESCO Funds were mailed to shareholders of record as of July 25, 2003. Since many AIM and INVESCO employees are shareholders of the Funds, we encourage each of you to vote promptly. Doing so will enable AIM and INVESCO to focus their resources on the solicitation of non-employee accounts.

PLEASE REMEMBER THAT EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

YOUR OPTIONS TO VOTE INCLUDE:

1. Telephone Voting: call 1-888-221-0697 and enter your control number, shown on your proxy card.

2. Internet Voting: Go to www.aiminvestments.com, double click on "proxy voting" and enter the control number shown on your proxy card, and follow the instructions on the Web site.

3. Voting by mail: Please sign, date and return your proxy card in the postage paid envelope, provided in your proxy materials.

Please note that you may have received multiple proxy cards in your mailings. Please vote all cards so each vote can be recorded.

Thank you for your prompt attention and continued support.